Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Huron Consulting Group Inc.’s Annual Report on
Form 10-K for the year ended December 31, 2005.

/s/ Pricewaterhouse Coopers LLP
Chicago, Illinois
September 1, 2006